Exhibit 99.1

               Conversion Services International Announces Sale of
                      Evoke Software to Similarity Systems

EAST HANOVER, N.J. (July 18, 2005) - - Conversion Services International, Inc. (OTCBB: CSII) ("CSI"), a premier professional services firm focused on delivering the value in business intelligence, data warehousing and data management solutions to Global 2000 organizations and other businesses, today announced its sale of Evoke Software Corporation to Similarity Systems.

Terms of the transaction were not disclosed. CSI originally acquired the assets of Evoke Software, a provider of data discovery and profiling software, in 2004.

Scott Newman, CSI's President and CEO, said, "We consider Evoke Software's AXIO product to be one of the finest in the industry. At this juncture, our strategic forward direction is to focus heavily on intensifying our professional services practices. As such, we chose to exit the software product business by selling Evoke to Similarity, with whom we have a long-standing productive business relationship. The strengths of all of organizations are better leveraged under this arrangement."

CSI's decision is supported by industry research. For example, in its report entitled MarketScope Update: Data Quality Technology 2005, Gartner, Inc. stated that the data quality technology market is at a critical point and that more acquisition activity is anticipated. Newman added, "The combination of Evoke's AXIO product with Similarity Systems' ATHANOR product creates a more comprehensive market solution, which ultimately benefits our clients."

Newman continued, "Data quality is one of the most pressing issues faced by any business today. Solid business decisions rest on quality data, which is also imperative to compliance reporting requirements, such as Sarbanes-Oxley. CSI's policy is to work with best-of-breed software vendors and we will continue to work with AXIO and ATHANOR, under the auspices of Similarity Systems, in our client engagements."
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More information about this transaction can be accessed in the Similarity
Systems press release dated July 18, 2005.

About Conversion Services International, Inc.

Conversion Services International, Inc. (CSI) is a leading provider of a new category of professional services focusing on strategic consulting, data warehousing, business intelligence, and information technology management solutions. CSI offers an array of products and services to help companies define, develop, and implement the warehousing and strategic use of both enterprise-wide and specific categories of strategic data. CSI's current customers include Verizon Wireless, Morgan Stanley, Pfizer, Goldman Sachs, Merck and Standard & Poor's. Information about CSI can be found on the web at www.csiwhq.com or by calling its corporate headquarters at 888-CSI-5036.

Note on Forward-Looking Statements

Except for the historical information contained herein, this press release contains, among other things, certain forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, which involve risks and uncertainties. Such statement may include, without limitation, statements with respect to CSI's plans, objectives, expectations and intentions and other statements identified by words such as "may," "could," "would," "should," "believes," "expects," "anticipates," "estimates," "intends," "plans" or similar expressions. These statements are based upon the current beliefs and expectations of CSI's management and are subject to significant risks and uncertainties, including those detailed in CSI's filings with the Securities and Exchange Commission. Actual results may differ from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond CSI's control). CSI undertakes no obligation to update publicly any forward-looking statements.

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Note to editors: Trademarks and registered trademarks contained herein remain the property of their respective owners.

Media Contact:

Jeanne Achille
The Devon Group
(732) 542-2000, ext. 11
jeanne@devonpr.com